UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2006

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

P. H. Glatfelter Company (the "Company") previously reported that it had completed the acquisition of J R Crompton Ltd.'s Lydney Mill and that it had entered into an agreement to purchase J R Crompton's Simpson Clough Mill. In addition, the Company previously disclosed that the acquisition of the Simpson Clough mill, which is subject to certain closing conditions, including regulatory approval, had been referred to the European Commission (the "Commission") for review and the completed acquisition of the Lydney mill could also be subject to regulatory review in Europe.

On May 23, 2006, the Company was notified that the Commission would examine, under applicable competition regulations, the Company's proposed acquisition of the Simpson Clough Mill and its completed acquisition of the Lydney Mill. In connection with the Commission's investigation, the Company will be submitting relevant information and otherwise fully cooperating in the review. The Company believes that these transactions comply with European competition law, but it is unable at this time to predict the timing or the likely outcome of any Commission decision.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

May 30, 2006	By:	Jeffrey J. Norton

Name: Jeffrey J. Norton
Title: Vice President, General Counsel and Corporate Secretary